UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

October 23, 2019

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California		90245-5012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 per share	MAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On October 29, 2019, Mattel, Inc. (“Mattel” or the “Company”) issued a press release regarding its third quarter 2019 financial results, a copy of which is furnished as Exhibit 99.1 hereto. This exhibit is incorporated herein by reference.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 28, 2019, the Company, in consultation with the Audit Committee of its Board of Directors (the “Audit Committee”), concluded that the Company’s previously issued unaudited consolidated financial statements for the three and nine months ended September 30, 2017, which are included in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2017, and the unaudited consolidated financial information for the three months ended December 31, 2017, which is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, should no longer be relied upon due to material misstatements. On October 29, 2019, the Company issued a press release regarding the reasons underlying these misstatements. A copy of this press release is furnished as Exhibit 99.2 hereto.

In addition, the Company has reassessed its conclusions regarding the effectiveness of its internal control over financial reporting as of December 31, 2018 in light of the misstatements described above. As a result, the Company has determined that certain material weaknesses existed as of December 31, 2018 and subsequently, and therefore the Company has concluded that its internal control over financial reporting as of December 31, 2018 was not effective and that Management’s Report on Internal Control over Financial Reporting as of December 31, 2018 should also no longer be relied upon.

As a result of the foregoing, the Company plans to amend its Annual Report on Form 10-K for the year ended December 31, 2018 to:

•	restate the unaudited quarterly financial data for the three month periods ended September 30, 2017 and ended December 31, 2017 set forth in Note 17 - Quarterly Financial Information (Unaudited) (including restatement related information for the nine months ended September 30, 2017); and

•	restate Management’s Report on Internal Control over Financial Reporting included under Item 8 and correspondingly, to restate the Evaluation of Disclosure Controls and Procedures included under Item 9A.

In addition, the Company will revise its previously issued 2018, 2017 and 2016 annual financial statements, as well as the financial information of certain relevant unaudited interim periods within 2018 and 2017 to correct for other immaterial misstatements. Also, the unaudited interim financial statements for the three months ended March 31, 2019 and six months ended June 30, 2019 will be revised prospectively, to correct for other immaterial misstatements.

The Company has discussed these matters with its independent registered public accounting firm, PricewaterhouseCoopers LLP, who will also be reissuing its audit report to reflect an adverse opinion on the Company’s internal control over financial reporting as of December 31, 2018.

Item 5.02	Departure of Principal Officer or Named Executive Officer

On October 29, 2019, the Company issued a press release announcing that Joseph J. Euteneuer, Chief Financial Officer (“CFO”), will leave the Company after a transition period of up to six months. The Company is conducting a search for its next CFO. A copy of this press release is furnished as Exhibit 99.3 hereto. This exhibit is incorporated herein by reference. Mr. Euteneuer was informed of the transition plan on October 23, 2019.

*        *        *

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits: Press releases dated October 29, 2019, issued by Mattel, Inc.

Exhibit No.	Exhibit Description

99.1**	Press release dated October 29, 2019.

99.2**	Press release dated October 29, 2019.

99.3**	Press release dated October 29, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

**	Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Date: October 29, 2019	By:	/s/ Robert Normile
	Name:	Robert Normile
	Title:	Executive Vice President, Chief Legal Officer and Secretary

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